SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2004

ARCH WIRELESS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-14248 (Commission File Number)	31-1358569 (I.R.S. Employer Identification No.)

1800 West Park Drive, Suite 250 Westborough, MA (Address of principal executive offices)	01581 (Zip Code)

Registrant’s telephone number, including area code: (508) 870-6700

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

     On October 5, 2004, Arch Wireless, Inc. (“Arch”), Metrocall Holdings, Inc. (“Metrocall”) and USA Mobility, Inc. (“USA Mobility,” a recently-formed corporation created to facilitate the merger of Arch and Metrocall, formerly Wizards-Patriots Holdings, Inc.) entered into an amendment to the Agreement and Plan of Merger, dated as of March 29, 2004, by and among USA Mobility, Wizards Acquiring Sub, Inc., Arch, Patriots Acquiring Sub, Inc., and Metrocall. The amendment was duly authorized and approved by their respective boards of directors. The amendment provides that the board of directors of USA Mobility, Inc., other than David Abrams, to be appointed and meet prior to the effectiveness of the merger to enable the timely formation of the audit, compensation and nominating and governance committees of USA Mobility. In addition, the amendment permits Arch to amend its option plan to extend the period during which directors who will not become directors of USA Mobility may exercise their vested options from 60 days to 210 days following the merger.

Item 8.01    Other Events

     On October 11, 2004, Arch and Metrocall entered into a commitment letter (the “Commitment Letter”) with UBS Loan Finance LLC and UBS Securities LLC that provides for a senior secured term loan facility of up to $140.0 million (the “Bank Facility”) for Arch Wireless Operating Company, Inc. and Metrocall, Inc., the operating subsidiaries of Arch and Metrocall (the “Borrowers”). The purpose of the Bank Facility is to fund, in part, the $150.0 million cash portion of the consideration that Metrocall stockholders will receive in the proposed merger between Arch and Metrocall. The Bank Facility may be used to pay fees, commissions and expenses related to the merger and related transactions. The Bank Facility will have a term of two years from the closing date. The Bank Facility will amortize in eight equal quarterly installments with interest equal to (i) an interest margin of 125 or 150 basis points (depending on how the Bank Facility is rated), plus the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1% and the prime commercial lending rate of UBS AG, as established from time to time at its Stamford Branch, or (ii) an interest margin of 225 or 250 basis points (depending on how the Bank Facility is rated), plus the rate equal to the London Interbank Offered Rate for the corresponding deposits of U.S. dollars. UBS will be entitled to change the structure, pricing, terms or collateral package of the Bank Facility, subject to certain limitations, to the extent necessary or advisable for the successful syndication of the Bank Facility. Funds drawn under the Bank Facility may be prepaid at any time without premium or penalty.

     The Bank Facility will be guaranteed on a joint and several basis by USA Mobility, Inc., the corporate entity formed to serve as the new publicly-traded parent company of Arch and Metrocall following consummation of the merger, and substantially all of its subsidiaries. The Bank Facility will be secured by pledges of the equity interests of Arch, Metrocall and substantially all of their respective subsidiaries and liens on most of their respective assets. USA Mobility and its subsidiaries will enter into cash management arrangements that will require them to maintain a minimum cash balance of $35 million, subject to certain exceptions. The Bank Facility will require mandatory prepayments for, among other things, proceeds from asset sales, proceeds from issuances of debt and preferred stock and 50% of excess cash flow or proceeds from issuances of common stock. The Bank Facility will contain covenants that are customary for a facility of this type, including a minimum interest coverage ratio, maximum leverage ratio and maximum capital expenditure levels. The Bank Facility will contain customary representations and warranties, events of default and conditions. Among others, conditions to funding for the Bank Facility include: (a) each of Arch and Metrocall meeting certain specified EBITDA requirements and (b) after giving pro forma effect to the merger and all payments to be made in connection therewith, USA Mobility must have at least $60 million of unrestricted cash on hand as of the date of funding.

     UBS may terminate the commitment at any time prior to entering into a definitive agreement if, among other things, UBS, Arch and Metrocall are not able to enter into a definitive loan agreement prior to December 1, 2004 or there is a material adverse change in the business, results of operations, condition (financial or otherwise), assets or liabilities of Arch or Metrocall. UBS may also terminate the commitment if a material adverse change or material disruption has occurred after October 11, 2004 in the financial, banking or capital markets which has had or could reasonably be expected to have a material adverse effect on the syndication of the Bank Facility. While Metrocall anticipates that it will close on the facility with UBS, there can be no assurance that negotiations on the Bank Facility will result in definitive agreements or that the Bank Facility, as negotiated, will be on the terms and conditions described herein or otherwise acceptable to it. Consummation of the merger is subject to several conditions, including antirust clearance and shareholder approval.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Amendment No. 1, dated as of October 5, 2004, to the Agreement and Plan of Merger, dated as of March 29, 2004, by and among the USA Mobility, Inc. (formerly Wizards-Patriots Holdings, Inc.), Wizards Acquiring Sub, Inc., Metrocall Holdings, Inc., Patriots Acquiring Sub, Inc., and Arch Wireless, Inc.

* * *

     In connection with a proposed business combination transaction, USA Mobility, Inc. (formerly known as Wizards-Patriots Holdings, Inc.), the holding company in the proposed transaction (“Parent”), filed with the Securities and Exchange Commission (the “SEC”) an amended registration statement on Form S-4, which includes a form of a joint proxy statement/prospectus of Arch Wireless, Inc. (“Arch”) and Metrocall Holdings, Inc. (“Metrocall”) and other relevant documents in connection with the proposed transaction. Investors of Arch and Metrocall are urged to read the definitive joint proxy statement/prospectus and other relevant materials because they contain important information about Parent, Arch and Metrocall and the proposed transaction. The definitive joint proxy statement/prospectus has beeen sent to stockholders of Arch and Metrocall seeking their approval of the proposed transaction. Investors may obtain a free copy of these materials and other documents filed by Parent, Arch and Metrocall with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. A free copy of the definitive joint proxy statement/prospectus also may be obtained from Arch Wireless, Inc., care of Bob Lougee, Lougee Consulting Group, 7 Bridgeton Way, Hopkinton, MA 01748, (tel.: 508-435-6117), or Metrocall Holdings, Inc., 6677 Richmond Highway, Alexandria, Virginia 22306, Attention: Shirley White (tel.: 703-660-6677). Investors also may access free copies of the documents filed with the SEC by Arch on Arch’s website at www.arch.com or upon written request to Arch at its address listed above, and investors may access free copies of the documents filed with the SEC by Metrocall on Metrocall’s website at www.metrocall.com or upon written request to Metrocall at its address indicated above.

     Arch and Metrocall and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Arch stockholders. The directors and executive officers of Arch include: William E. Redmond, Jr, Richard A. Rubin, Samme L. Thompson, James V. Continenza, Eric Gold, Carroll D. McHenry, Matthew Oristano, J. Roy Pottle and C. Edward Baker, Jr. The directors and executive officers of Metrocall include: Vincent D. Kelly, Royce Yudkoff, Eugene I. Davis, Nicholas A. Gallopo, David J. Leonard Brian O’Reilly, Steven D. Scheiwe, George Z. Moratis and Stan Sech. Stockholders may obtain additional information regarding the interests of such participants by reading the definitive joint proxy statement/prospectus.

Set forth above are written materials relating to the merger first published on or after the date hereof. These materials contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of Arch and Metrocall and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in these materials include statements about future financial and operating results, synergies and the proposed merger of Arch and Metrocall. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed therein.

     Risks and uncertainties pertaining to the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the ability of Arch and Metrocall to obtain the stockholder and regulatory approvals required for the merger; the new company’s ability to successfully integrate the businesses of the two companies; unexpected costs involved in the merger or in the new company’s ability to achieve cost-cutting synergies; the impact of uncertainty surrounding the merger on the businesses of the two companies; the impact of competition or marketplace trends on the market for the companies’ products; and deterioration in the business of Arch or Metrocall prior to closing. Additional economic, business, competitive and/or regulatory factors affecting Arch’s and Metrocall’s businesses generally that may cause actual results to differ materially are discussed in their respective filings with the SEC, including their Annual Reports on Form 10-K for the fiscal year ended December 31, 2003, each as amended by an Amendment No. 1 to Form 10-K filed on April 29, 2004. Arch and Metrocall do not undertake any obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH WIRELESS, INC.
By:	/s/ J. Roy Pottle
	Name:	J. Roy Pottle
	Title:	Executive Vice President and Chief Financial Officer

Dated: October 12, 2004

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1, dated as of October 5, 2004, to the Agreement and Plan of Merger, dated as of March 29, 2004, by and among the USA Mobility, Inc. (formerly Wizards-Patriots Holdings, Inc.), Wizards Acquiring Sub, Inc., Metrocall Holdings, Inc., Patriots Acquiring Sub, Inc., and Arch Wireless,Inc.